Exhibit 10.1

Option for Shares of Preferred Class A Stock

This Option for Shares of the Company’s Preferred Class A Stock is hereby executed by and between ShiftPixy, Inc., a Wyoming corporation (the “Company” or “ShiftPixy”), and Scott W. Absher (“Mr. Absher” and “Grantee”) on this 12th day of August 2022.

Recitals

Whereas the Company owes Mr. Absher certain unpaid compensation in the amount of $820,793.24 through July 31, 2022 (the “Unpaid Compensation”); and

Whereas the Company has offered to Mr. Absher, and Mr. Absher has agreed to accept an option for 4,100,000 shares of the Company’s Preferred Class A Stock (the “Option”) in exchange for the release and waiver by Mr. Absher of any and all claims to the Unpaid Compensation;

Terms

Now, therefore, in consideration of the above recitals and other good and valuable consideration the receipt of which is hereby acknowledged as acceptable by the parties hereto, the parties agree as follows:

1.             Release and Waiver of Claims to Unpaid Compensation. In consideration of the Company’s grant to Mr. Absher of the Option on the terms and conditions as set forth herein, Mr. Absher does hereby fully and forever release, waive and discharge the Company from any and all claims related to the Unpaid Compensation, and the Unpaid Compensation shall upon execution hereof be deemed to have been paid in full.

2.             Grant of Option. In consideration of Mr. Absher’s Release of his claim to the Unpaid Compensation on the terms and conditions as set forth herein, the Company does hereby grant to Mr. Absher the Option, exercisable upon submission of the attached Notice of Exercise and tender to the Company by Mr. Absher of the par value per share applicable to each of the shares of the Company’s Preferred Class A Stock for which the Option has been exercised.

3.             Representations, Warranties and Covenants. Mr. Absher agrees that by accepting the Option and any shares upon any exercise of the Option hereunder, and any shares upon conversion thereafter (collectively, the “Option Shares”), and as a material inducement to the Company's issuance thereof, he, as Grantee, will be deemed to have reconfirmed the following warranties, representations and/or covenants to the Company, and will, if requested by the Company, execute a certificate at the time of issuance to such effect:

(a)           The Grantee understands that the Option and any Option Shares that may be acquired hereunder will be issued to the Grantee in reliance upon, among other things, the Grantee's understanding that the Option and the Option Shares will not have been registered under the Securities Act of 1933, as amended (the “Act”), and are being issued under an exemption from registration provided by Section 4(2) of the Act.

(b)           The Option and any Option Shares that may be acquired hereunder are being acquired by the Grantee solely for the Grantee's own account, for investment purposes only, and will not be purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization thereof. The Grantee has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Option or the Option Shares or which would guarantee the Grantee any profit or against any loss with respect to such Option or Option Shares. The Grantee has no plans to enter into any such agreement or arrangements, and, consequently, understands that the Grantee must bear the economic risk of the investment for an indefinite period of time because the Option Shares cannot be resold or otherwise transferred unless they are subsequently registered under the Act or an exemption from such registration is available.

(c)           The Grantee understands that no federal or state agency has passed on or made any recommendation or endorsement of the Option or Option Shares.

(d)           The Grantee understands that the acquisition and disposition of the Option granted hereunder may have tax consequences under applicable law, and Grantee accordingly agrees to take action in connection with the Option after consulting with Grantee’s tax advisor or knowingly waiving such consultation.

(e)           The Grantee has such knowledge and experience in financial and business affairs that the Grantee is capable of evaluating the merits and risks involved in acquiring the Option or the Option Shares and of making an informed business decision. The Grantee has had access to such information relating to the Company and has had sufficient opportunity to ask such questions relating to the Company, and consulted with such independent advisors, as the Grantee has deemed necessary in making the Grantee's investment decision. The Grantee is able to bear the economic risk involved in acquiring the Option Shares, to hold the Option Shares for an indefinite period of time and to afford a complete loss of the Grantee's investment therein.

(f)           The Grantee acknowledges that each certificate or book entry representing Option Shares which the Grantee may acquire hereunder, if the same have not theretofore been registered under the Act, shall bear substantially the following legend:

“The shares evidenced by this certificate have been acquired for investment and have not been registered tinder the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, or, unless, in the opinion of counsel to the Grantor and Grantee, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act.”

4.             Entire Agreement. This Instrument (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Instrument may not be changed, modified, altered or amended, except by a writing signed by all parties hereto.

5.             Counterparts. This Instrument may be executed in one or more counterparts, each bearing the signature(s) of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, whether manually or digitally affixed, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

6.             Successors and Assigns. This Instrument will be binding upon and inure to the benefit of each of the parties and their respective heirs, executors, administrators, successors and assigns.

7.             Governing Law and Jurisdiction. This Instrument has been made, accepted and executed in the State of Florida. THIS INSTRUMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCEPT THAT THE LAWS OF WYOMING, IF DIFFERENT, SHALL GOVERN THE ISSUANCE OF THE COMPANY’S SECURITIES. The parties consent to the exclusive jurisdiction of any state or federal court in Florida.

8.             WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF the parties hereto have executed this Instrument as of the date indicated hereinabove.

ShiftPixy, Inc.		Scott W. Absher

By:	/s/ Manny Rivera	By:	/s/ Scott W. Absher

Name:	Manuel Rivera

Title:	CFO and Treasurer

Notice of Exercise

Pursuant to the terms and conditions of the Option for Shares of Preferred Class A Stock (the “Option Instrument”), as executed by and between ShiftPixy, Inc. (the “Company”), and Scott W. Absher on the ___ day of August, 2022, the undersigned does hereby exercise his Option to acquire _____________________ shares of ShiftPixy, Inc.’s Preferred Class A Stock and accordingly tenders to the Company herewith the sum of $________________, representing payment of the par value per share of $0.0001 applicable to the shares so acquired hereunder, and he further reconfirms the warranties, representations and/or covenants to the Company as set forth in Section 3 of the Option Instrument.

Scott W. Absher

Date: